UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 30, 2024

BJ'S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

California	0-21423	33-0485615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7755 Center Avenue, Suite 300
Huntington Beach, California	92647
(Address of principal executive offices)	(Zip Code)

(714) 500-2400

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, No Par Value	BJRI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 30, 2024, BJ’s Restaurants, Inc. (the “Company”) announced its entry into a Cooperation Agreement (the “Act III Cooperation Agreement’) with Act III Holdings, LLC (“Act III Holdings”), Act III Management, LLC (“Act III Management”), BJ’s Act III, LLC (“BJ’s Act III”), and SC 2018 Trust LLC (the “2018 Trust” and, collectively with Act III Holdings, Act III Management, and BJ’s Act III, the “Act III Parties”).

The Act III Cooperation Agreement provides, among other things, that unless otherwise mutually agreed by the Company and Act III Parties, until May 4, 2027:

(i)        The Act III Parties will be subject to customary standstill restrictions, including, among others, with respect to the acquisition of additional shares of the Company’s voting securities (other than upon exercise of the Warrant, as defined below), proxy solicitation and related matters, extraordinary transactions and other changes, each of the foregoing subject to certain exceptions;

(ii)        The Act III Parties will vote all shares of Common Stock beneficially owned by them in accordance with the Board’s recommendations with respect to (1) the election, removal and/or replacement of directors of the Company and (2) any other proposal submitted to shareholders, subject to certain exceptions relating to extraordinary transactions and recommendations made by Institutional Shareholder Services, Inc. or Glass Lewis & Co., LLC;

(iii)        Each party agrees not to disparage or sue the other party, subject to certain exceptions; and

(iv)        At the Company’s request, the Act III Parties will make their personnel and management available to collaborate with and support the Company’s management on key initiatives or organizational enhancements (including, without limitation, culinary, supply chain, marketing, design, technology and recruiting).

In connection with entering into the Act III Cooperation Agreement, the Company agreed to enter into the Warrant Amendment (as described in Item 3.02 below).

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Act III Cooperation Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

In connection with entering into the Act III Cooperation Agreement, the Company entered into Amendment No. 2 (the “Warrant Amendment”) to the Common Stock Purchase Warrant of the Company, dated May 5, 2020 (as amended, the “Warrant”). Under the Amendment, the Company agreed to extend the termination date of the Warrant by two years to May 4, 2027. The Warrant Amendment also makes a corresponding amendment to the term of the Warrant under the Registration Rights Agreement, dated May 5, 2020, originally between the Company and the 2018 Trust. To the extent the extension of the termination date of the Warrant under the Warrant Amendment is deemed to be an issuance of new securities, such issuance was made pursuant to an exemption from the registration requirements under Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”). The Warrant is currently exercisable for up to 876,949 shares of the Company’s common stock at an exercise price of $26.94 per share. Shares issued upon exercise of the Warrant may be issued pursuant to the exemption from the registration requirements under Section 3(a)(9) or 4(a)(2) of the Securities Act.

Item 8.01. Other Events.

A copy of the Company’s press release, dated January 2, 2025, relating to the matters described in Items 1.01 above, is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information being furnished pursuant to Item 8.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liability of that section, and shall not be incorporated by reference into any other document filed under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Cooperation Agreement, dated December 30, 2024, among the Company, Act III Holdings, LLC , Act III Management, LLC, BJ’s Act III, LLC, and SC 2018 Trust LLC
10.2	Amendment No. 2, dated December 30, 2024, to Common Stock Purchase Warrant, dated May 5, 2020 (as amended), issued by the Company in favor of BJ’s Act III, LLC
99.1	Press Release dated January 2, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ'S RESTAURANTS, INC.
(Registrant)

Date: January 2, 2025	By:	/s/ C. BRADFORD RICHMOND
C. Bradford Richmond
Interim Chief Executive Officer and Director